Exhibit 99.2

ANGELA GAMBURG and JEAN ROBY, on behalf of themselves and all others similarly situated, and derivatively on behalf of HINES REAL ESTATE INVESTMENT TRUST, INC.,
Plaintiffs,
v.
HINES REAL ESTATE INVESTMENT TRUST, INC., HINES REIT PROPERTIES, L.P., HINES ADVISORS LIMITED PARTNERSHIP, HALP ASSOCIATES LIMITED PARTNERSHIP, JEFFREY C. HINES, C. HASTINGS JOHNSON, GEORGE A. DAVIS, THOMAS A. HASSARD, STANLEY D. LEVY, CHARLES M. BAUGHN, PAUL B. MURPHY, JR., LEE A. LAHOURCADE, and GERALD D. HINES,
Defendants,
and
HINES REAL ESTATE INVESTMENT TRUST, INC.,
Nominal Defendant.
IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-16-004496

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF CLASS AND DERIVATIVE ACTION

TO:	ALL PERSONS WHO HELD COMMON SHARES IN HINES REAL ESTATE INVESTMENT TRUST, INC. (“HINES REIT” OR THE “COMPANY”), ON OR BETWEEN AUGUST 11, 2016, AND MARCH 2, 2018 (THE “CLASS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE CLASS ACTION AND DERIVATIVE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (DEFINED HEREIN).
IF YOU CURRENTLY HOLD OR HELD THE STOCK OF HINES REIT FOR THE BENEFIT OF ANOTHER DURING THE CLASS PERIOD SET FORTH ABOVE, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS.

I.	PURPOSE OF NOTICE
Pursuant to an Order of the Circuit Court of Baltimore City, Maryland (the “Court”), dated March 2, 2018 (the “Preliminary Approval Order”), and further pursuant to the requirements of Maryland law, including Maryland Rule 2-231 (“Rule 2-231”) in respect of notice to the class, this Notice is to inform you of (i) the Court’s determination to provisionally certify, for purposes of the settlement only, the above-captioned action (the “Action”) as a non-opt-out class action pursuant to Rule 2-231(b)(2) on behalf of the Class (defined below), (ii) the proposed settlement (the “Settlement”) of the Action as provided for in the Stipulation and Agreement of Settlement between the Parties to the Action dated February 28, 2018, and (iii) your right to participate in a hearing to be held on June 6, 2018, at 2:00 p.m. before the Court at Mitchell Courthouse,

100 N. Calvert Street, Room 113, Baltimore, Maryland 21202 (the “Settlement Hearing”), to determine whether the Court should (a) finally certify the Action as a non-opt-out class action pursuant to Rule 2-231(b)(2); (b) certify named plaintiffs Angela Gamburg (“Gamburg”) and Jean Roby (“Roby”) as representatives of the Class, and Chimicles & Tikellis LLP, Blau & Malmfeldt, and Brower Piven (collectively, “Plaintiffs’ Counsel”) as counsel for the Class; (c) approve the Settlement as fair, reasonable, adequate, and in the best interests of Hines REIT as nominal defendant and the Class; and (d) consider a request for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel, and a contribution award to Plaintiffs.
This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.
If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter its final judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation, which will release the claims asserted in the Action. The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice, and to order the payment of attorneys’ fees, expenses, and contribution awards without further notice.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II.	BACKGROUND OF THE LITIGATION
On or about July 1, 2010, Defendants Hines REIT, Hines REIT Properties, L.P. (the “Operating Partnership”), and Hines Advisors Limited Partnership (the “Advisor”) entered into an Advisory Agreement under which Hines REIT and the Operating Partnership are managed by the Advisor, which charged Hines REIT and the Operating Partnership various fees as compensation for its services, including asset management fees. The asset management fees included a component in the form of a profits interest in the Operating Partnership, referred to as the “Participation Interest.” Hines REIT established a Conflicts Committee of independent directors to review the fee structure and compensation paid to the Advisor on an annual basis. In each year since 2004, the Conflicts Committee reviewed the Advisor’s compensation and determined to renew the Advisory Agreement.
On October 2, 2015, Plaintiff Gamburg made a demand on Hines REIT’s Board of Directors (“Board”) (through counsel) to inspect and copy various books and records of the Company. The Company responded to this demand on October 9, 2015, enclosing certain documents and objecting to the remaining requests. On October 21, 2015, Plaintiff Gamburg reiterated her inspection demand, seeking further explanation of withheld materials. The Company responded to this letter on October 30, 2015, seeking clarification about the purpose of the inquiry and proposing to negotiate an agreement to protect any non-public information disclosed. Despite negotiations in November 2015, attorneys for Ms. Gamburg and the Company were unable to reach an agreement.
On January 26, 2016, Plaintiffs made a shareholder demand (the “Shareholder Demand”) on Hines REIT’s Board, asserting that the Board should bring claims against Hines REIT’s directors (“Directors”), and the Advisor and certain of its affiliates and owners. In the Shareholder Demand, Plaintiffs alleged that (i) the Participation Interest had been miscalculated; (ii) Hines REIT’s cash payments for fees satisfied all of the fees due to the Advisor such that payment of the Participation Interest constituted double compensation; (iii) the Participation Interest unjustly enriched HALP Associates Limited Partnership (“HALP”), an affiliate of the Advisor; and (iv) the allegedly improper treatment of the Participation Interest was at least a partial cause for Hines REIT’s failure to transition to self-management or engage in a liquidity event. Plaintiffs requested a response within 30 days.
On February 12, 2016, Hines REIT responded to the Shareholder Demand and informed Plaintiffs that Hines REIT’s Board had formed a Demand Response Committee (“Committee”) to consider the claims raised in the Shareholder Demand. The Committee was comprised of three Hines REIT Directors (Individual Defendants Lee A. Lahourcade, Stanley D. Levy, and Paul B. Murphy) who were independent of the Advisor and who together comprised a majority of the Hines REIT Board. The Committee retained independent counsel from Wachtell, Lipton, Rosen & Katz. After conducting its investigation, the

Committee determined that it was not in the Company’s or Stockholders’ best interests to pursue Plaintiffs’ claims and, accordingly, rejected Plaintiffs’ Shareholder Demand by letter dated April 18, 2016.
In the interim, on April 1, 2016, Plaintiff Gamburg renewed her demand for books and records, proposing confidentiality terms and a tolling agreement to preserve claims during the Committee’s investigation. As part of its April 18, 2016, letter rejecting Plaintiffs’ Shareholder Demand, the Committee also rejected these requests as inappropriate and unnecessary.
On June 30, 2016, Hines REIT announced and filed with the SEC a plan of liquidation (“Plan of Liquidation”) and that it would distribute net proceeds to the Stockholders on or before December 31, 2016. Hines REIT noted that, because HALP had accrued half of its fees through the Participation Interest, HALP had an 8.2% percentage interest in the Operating Partnership as of June 30, 2015, and that it would distribute approximately $125–130 million to HALP pursuant to the Plan of Liquidation as a result.
On August 11, 2016, Plaintiffs filed the purported class action and derivative suit styled Gamburg et al. v. Hines Real Estate Investment Trust, Inc. et al., No. 24-C-16-004496, in the Circuit Court for Baltimore City (the “Action”) against Defendants (the Operating Partnership, the Advisor, HALP, and the Individual Defendants). Subsequently, Plaintiffs propounded discovery on Defendants, the Parties and their counsel exchanged documents and information, and the parties engaged in discussions with the aim of a possible early resolution of the Action. Plaintiffs also consulted with their expert consultants with respect to Defendants’ positions and the non-public documents and information received from the Company responsive to their discovery requests. The Parties’ discussions in early Fall 2016 concluded without a proposed resolution.
On October 21, 2016, Plaintiffs filed an Amended Complaint. Plaintiffs alleged, inter alia, that Defendants caused Hines REIT to pay improperly calculated and inflated asset management fees: (i) to the Advisor in the form of cash; and (ii) to HALP through increases to the size of the Participation Interest and through distributions that the Company paid to HALP on account of the Participation Interest. Plaintiffs asserted derivative claims on behalf of the Company relating to the Company’s payments of asset management fees, which payments Plaintiffs alleged were improperly inflated. Plaintiffs also asserted direct claims on behalf of an alleged class of Hines REIT Stockholders relating to the Company’s payments of distributions to HALP on account of the Participation Interest (a portion of which Plaintiffs alleged should have instead been paid to the Stockholders); and, to permit the Plaintiffs, in the event that the Court determined that the liquidation divested the Stockholders of their derivative standing, to pursue claims directly arising from the Company’s payment of distributions to HALP. In addition, Plaintiff Gamburg asserted individual claims for breach of contract and breach of fiduciary duty in connection with her demand to inspect the Company’s books and records.
On October 28, 2016, Plaintiffs moved for an order finding that Stockholders’ derivative standing to pursue the Action would survive dissolution of the Company. Defendants opposed the motion, but on December 21, 2016, the Court granted Plaintiffs’ requested relief and held that derivative standing to pursue the Action would survive dissolution of the Company.
On November 7, 2016, the shareholders voted on the Plan of Liquidation. Of the shares that voted, 95.5% of present votes were cast in favor of approving the Plan of Liquidation.
On November 14, 2016, Defendants filed separate motions to dismiss the Action, arguing, among other things, that Plaintiffs lacked standing, that their claims were untimely, that the Court lacked personal jurisdiction over certain defendants, and that Plaintiffs had failed to properly plead their claims or to challenge Defendants’ entitlement to protection under the business judgment rule. Plaintiffs contested these motions in an opposition filed December 2, 2016, to which Defendants replied on December 9, 2016. The Court heard oral argument on December 13, 2016, and the motions to dismiss remain pending as of the date of this Notice.
Pursuant to the Plan of Liquidation, and with the authorization of the Board, the Company declared an initial liquidating distribution of $6.20 per share to all Stockholders of record as of December 7, 2016, which was funded for distribution on December 23, 2016. On March 7, 2017, Hines REIT filed its Articles of Dissolution with the State Department of Assessments and Taxation of Maryland pursuant to the plan. On March 31, 2017, the Board authorized the Company to declare an additional liquidating distribution of $0.30 per share to all Stockholders of record as of April 17, 2017. This payment was funded for distribution on April 18, 2017. The Company also has maintained a reserve account, which proceeds in such account amount to approximately $16 million.

On Wednesday, December 27, 2017, counsel for Hines REIT conveyed a settlement offer to counsel for Plaintiffs. On December 29, 2017, counsel for Plaintiffs responded with a counteroffer. Counsel continued to negotiate intermittently over the ensuing weeks, and on Friday, January 19, 2018, counsel reached an agreement in principle to resolve the dispute.

III.	REASONS FOR THE SETTLEMENT
Plaintiffs believe that the claims they have asserted in the Action on behalf of Hines REIT and the Class have substantial merit. Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Hines REIT and the other Defendants through trial and likely appeal. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and it confers substantial benefits upon and is in the best interests of Hines REIT, as nominal defendant, and the Class. Plaintiffs and their counsel base this conclusion upon, among other things, their extensive work and investigation commencing in 2015, and during and through the development, prosecution, and settlement of the Action, inter alia: (i) inspecting, reviewing, and analyzing the Company’s SEC filings and public documents; (ii) reviewing and analyzing all Company formation documents and contracts with the Company’s affiliates; (iii) retaining and working with consultants who specialize in tax, profits interests, and litigation support specific to real estate investment trusts; (iv) researching and briefing the applicable law and the potential defenses thereto; (v) making the inspection requests and Shareholder Demand, and reviewing and analyzing the Board’s responses thereto, including non-public documents; and (vi) meetings and discussions with Company representatives and counsel for Defendants.
Defendants have denied, and continue to deny, that they have committed, or aided and abetted the commission of, any breach of duty or contractual obligation or violation of law, or engaged in any of the alleged wrongful acts, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties. Defendants state that they are entering into this Stipulation solely because the Settlement would eliminate the burden, expense, and uncertainties inherent in further litigation.

IV.	THE SETTLEMENT
The Settlement requires Defendants (or their insurers) to pay $3,250,000 (the “Gross Settlement Amount”), minus any award of attorneys’ fees and expenses to Plaintiffs’ Counsel and also minus any contribution award to Plaintiffs (“Net Settlement Amount”), upon approval of the Court, to nominal defendant Hines REIT for distribution to Stockholders of record as of March 2, 2018.
There is no proof of claim process. Only members of the Class who are Stockholders of record as of March 2, 2018 will be sent their pro rata share of the Net Settlement Amount.
No distribution of the Net Settlement Amount will be made unless and until the Settlement is approved by the Court and becomes Final (see Section X).

V.	CLASS ACTION CERTIFICATION
The Court has provisionally ordered that, for settlement purposes only, the Action shall be maintained as a non-opt-out class action pursuant to Rule 2-231(b)(2), consisting of any and all Persons who were Hines REIT Stockholders of record on or between August 11, 2016, and March 2, 2018 (the “Class” and each such member of the Class, a “Class Member”). The Class excludes all Defendants and their affiliates.
Class members cannot request exclusion from or opt out of the Class. All Class members will be bound by the Settlement if it is approved by the Court and becomes Final (see Section X).

VI.	SETTLEMENT HEARING
The Court has scheduled a Settlement Hearing, which will be held on June 6, 2018, at 2:00 p.m. before the Court at Mitchell Courthouse, 100 N. Calvert Street, Room 113, Baltimore, Maryland 21202, to:

a.	determine whether the provisional class action certification and appointments made in the Preliminary Approval Order should be made final;

b.	determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Hines REIT as nominal defendant and of the Class;

c.	determine whether Judgment should be entered pursuant to the Stipulation;

d.	consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses;

e.	consider Plaintiffs’ application for a contribution award; and

f.	rule on such other matters as the Court may deem appropriate.
The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for attorneys’ fees and expenses and a contribution award, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.
The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties and without further notice to the Class Members or any other Hines REIT Stockholders.

VII.	RIGHT TO APPEAR AND OBJECT
A member of the Class who wishes to be heard or otherwise objects to the Settlement, the Judgment to be entered in the Action, and/or Plaintiffs’ Counsel’s application for attorneys’ fees and expenses, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant. However, in order for your objection to be considered, you must follow the following procedures.
On or before Wednesday, May 16, 2018 (which is twenty one (21) days prior to the Settlement Hearing), such person must file with the Court and serve upon counsel listed below:
(a) a written notice of intention to appear;
(b) proof of membership in the Class;
(c) a statement of such person’s objections to any matters before the Court; and
(d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider.
Any such filing should be made with the Clerk’s Office, Room 462, Courthouse East, 111 N. Calvert Street, Baltimore, Maryland 21202, with copies served on counsel by hand or by overnight mail at the following addresses:
To Plaintiffs’ Counsel:
Kimberly M. Donaldson Smith
Chimicles & Tikellis LLP
361 West Lancaster Avenue
Haverford, PA 19041
Phone: (610) 642-8500

To Defendants’ Counsel:
G. Stewart Webb, Jr.
Venable LLP
750 East Pratt Street, Suite 900
Baltimore, Maryland 21202
Phone: (410) 244-7400

David D. Sterling
Baker Botts
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002-4995
Phone: (713) 229-1234

Unless the Court otherwise directs, by order of the Court for good cause shown, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and their counsel, any award of attorneys’ fees and expenses, any contribution award to Plaintiffs, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII.	INTERIM INJUNCTION
Pending Final determination of whether the Settlement should be approved, no Class Member, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons (defined below) any action or proceeding in any court, tribunal, or jurisdiction asserting any of the Settled Claims (defined below).

IX.	ORDER AND FINAL JUDGMENT OF THE COURT
As provided for in the Stipulation, the parties will jointly request at the Settlement Hearing that the Court determine and enter Judgment concluding that the Settlement is fair, reasonable, adequate, and in the best interests of Hines REIT as nominal defendant and the Class. The Judgment shall, among other things:

a.	Certify the Action as a mandatory, non-opt-out class action pursuant to Rule 2‑231(b)(2);

b.	Determine that the requirements of Rule 2-231 and due process have been satisfied in connection with the Notice;

c.
Certify the named plaintiffs in the Action, plaintiffs Angela Gamburg and Jean Roby, as representatives of the Class, and Chimicles & Tikellis LLP, Blau & Malmfeldt, and Brower Piven as counsel for the Class;

d.	Approve the Settlement as fair, reasonable, adequate, and in the best interests of Hines REIT as nominal defendant and the Class;

e.	Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release the Settled Claims;

f.	Determine any award of attorneys’ fees and reimbursement expenses to Plaintiffs’ Counsel; and

g.	Determine any contribution award to Plaintiffs.

X.	RELEASES
Effective upon the Effective Date of the Settlement, the Action and the Settled Claims will be dismissed with prejudice, on the merits and without costs, except as provided for in the Stipulation, and
a.The Releasing Persons (as defined below) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Settled Claims. Upon the Effective Date, the Releasing Persons shall also be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims (as defined below).
b.Upon the Effective Date, the Plaintiffs shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company, and the Company shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged, whether asserted directly or derivatively through its Stockholders, the Settled Claims, and Plaintiffs shall forever be enjoined from commencing or prosecuting derivatively on behalf of the Company, and the Company shall forever be enjoined from commencing or prosecuting, whether directly or derivatively through its Stockholders, any or all of the Settled Claims.
c.Upon the Effective Date, Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all Class Members, and Plaintiffs’ Counsel from all claims, sanctions, actions, liabilities, or damages (including Unknown Claims)

arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Settled Claims.
d.“Releasing Persons” means Plaintiffs and all Class Members, their corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.
e.“Released Persons” means any and all Defendants and any of their families, corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.
f.“Settled Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law), by or on behalf of any Releasing Persons, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity against any of the Released Persons that the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to or in  connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any matter whatsoever set forth in or otherwise related, directly or indirectly, to (1) the allegations in the Action, (2) any fee or compensation paid by Hines REIT or the Operating Partnership to any Person, (3) any fee, compensation, or ownership interest received by the Advisor or HALP for services rendered to Hines REIT or the Operating Partnership, (4) the liquidation of Hines REIT, or (5) the contractual relationships between Hines REIT, the Advisor, the Operating Partnership, HALP, or each of them.
g.“Unknown Claims” means any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Releasing Persons acknowledge that the Class Members may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and on behalf of the Class and derivatively on behalf of Hines REIT, to settle and release fully, finally, and forever any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge, and the Class Members shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is an integral element of the Settlement.
h.“Effective Date” means the latter of the date on which the order of the Court (a) approving the Settlement, or (b) dismissing the Action with prejudice, becomes Final.
i.“Final” means, with respect to any court order, including, without limitation, the Order and Final Judgment, the time when the court order represents a final and binding disposition of all issues within its scope because it has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, an order becomes “Final” when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the appellate court(s) has/have either affirmed the judgment or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal. For the purposes of this paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind.

XI.	APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES, AND FOR PLAINTIFFS’ CONTRIBUTION AWARD
After all material elements of the Settlement were agreed upon and memorialized in a draft of the Stipulation, the Parties discussed the payment of attorneys’ fees and reimbursement of expenses to be paid by Hines REIT and/or its insurers to Plaintiffs’ Counsel, subject to Court approval. The Parties have agreed that Plaintiffs’ Counsel will make an application to the Court (the “Fee Application”) not less than thirty (30) calendar days before the Settlement Hearing for an award (“Award”) consisting of (i) attorneys’ fees to compensate Plaintiffs’ Counsel for their services in connection with litigating the Action and achieving the Settlement; (ii) a case contribution award in the amount of $2,500 to each of the Plaintiffs for their efforts incurred in bringing this action; and (iii) an award of expenses to compensate Plaintiffs’ Counsel for expenses they incurred through this action. Plaintiffs’ Fee Application for the Award shall be in the aggregate amount of 35% of the Gross Settlement Amount. Approval by the Court of the Award shall not be a precondition to the dismissal of the Action in accordance with the Settlement, and the Fee Application may be considered separately from the Settlement.
Any Award or portion thereof approved by the Court shall be paid to Plaintiffs’ Counsel by Defendants out of the Gross Settlement Amount within fifteen (15) days of the Effective Date.
Except as expressly provided in the Stipulation, the Parties shall bear their own fees, costs, and expenses, and no Party shall assert any claim for expenses, costs, and fees against any other Party.

XII.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS
This Notice shall be mailed to all holders of shares of Hines REIT common stock on or between August 11, 2016, and March 2, 2018. If additional copies of the Notice are needed for forwarding to additional owners, any requests for such copies may be made to:
Kimberly M. Donaldson Smith
Chimicles & Tikellis LLP
361 West Lancaster Avenue
Haverford, PA 19041
Phone: (610) 642-8500
E-mail: HinesSettlementInfo@chimicles.com

XIII.	SCOPE OF THIS NOTICE
This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses that have been asserted by the Parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, Class Members are referred to the documents filed with the Court. You or your attorney may examine the court files during regular business hours of each business day at the office of the Clerk of the Court, Courthouse East, Room 462, 111 N. Calvert Street, Baltimore, Maryland 21202.

XIV.	FURTHER INFORMATION
Inquiries or comments about the Settlement may be directed to the attention of Plaintiffs’ Counsel as follows:

Kimberly M. Donaldson Smith Chimicles & Tikellis LLP 361 West Lancaster Avenue Haverford, PA 19041 Phone: (610) 642-8500 Website: www.chimicles.com E-mail: kmd@chimicles.com	Paul D. Malmfeldt Blau & Malmfeldt 566 West Adams Street, Suite 600 Chicago, Illinois 60661 Tel: (312) 443-1600 E-mail: pmalmfeldt@blau-malmfeldt.com
PLEASE DO NOT CALL THE COURT OR COURT CLERK FOR INFORMATION
Form and substance approved by Court Order dated March 2, 2018.